Exhibit 10.29

Amendment to Option Agreement

Issued under 2018 Equity Incentive Plan

This Amendment to Option Agreement (“Amendment”) issued under the 2018 Equity Incentive Plan (the “Plan”) of Entasis Therapeutics Holdings Inc.’s (the “Company”) is made effective as of November 10, 2021 (“Effective Date”) and modifies the Option Agreement(s) existing as of the Effective Date between the Company and Optionholder. Capitalized terms not explicitly defined in this Amendment or the Option Agreement, shall the meaning set forth in the Plan.

Except as modified by this Amendment, all of the terms of the Option Agreement(s), Grant Notice(s) and the Plan shall remain in full force and effect.

The following provision is added as paragraph 20 to the Option Agreement(s):

20.Acceleration upon Change in Control. Effective as of the later of Optionholder’s Change in Control Termination (as defined below) date or the effective date of the Change in Control, all outstanding stock options covering the Company's Common Stock that are held by Optionholder as of immediately prior to the Change in Control Termination date, to the extent such awards are subject to time-based vesting requirements, will be accelerated in full and will become immediately fully vested and exercisable. Optionholder's stock options will remain outstanding following Optionholder's Change in Control Termination date if and to the extent necessary to give effect to this Section 20 subject to earlier termination under the terms of the Plan and Option Agreement, including but not limited to the original maximum term of the Award (without regard to Optionholder's termination). This right to accelerated vesting shall in no way (i) limit the Board’s discretion to take the actions set forth in Section 9(c) of the Plan (Transaction) in the event of a Transaction, (ii) alter other terms of the Option Agreement, including the maximum term of the Award, or (iii) apply to any awards granted after the Effective Date, unless such future awards provide for such accelerated vesting.

As used herein, "Change in Control Termination” means termination of Optionholder’s employment by the Company (or any surviving or acquiring corporation or entity) within twelve months of a Change in Control where such termination is without Cause or results from Optionholder’s resignation for Good Reason.

As used herein, “Good Reason” means any of the following actions taken by the Company (or any surviving or acquiring corporation or entity) without Optionholder’s consent: (i) any material diminution of Optionholder’s authority, duties or responsibilities; (ii) a material (greater than ten percent (10%)) reduction by the Company (or any surviving or acquiring corporation or entity) of Optionholder’s Base Salary except in the case of across-the-board salary reductions similarly affecting all or substantially all similarly-situated employees of the Company or any surviving or acquiring corporation or entity); (iii) a relocation of Optionholder’s place of employment to a location in excess of fifty (50) miles from the Company’s last known principal place of employment; provided, however, that it will only be deemed Good Reason if (1) prior to Optionholder’s resignation, the Company (or any surviving or acquiring corporation or entity) has not previously notified the Optionholder of its intention to terminate his/her employment; (2) the Company (or any surviving or acquiring corporation or entity) is given written notice from Optionholder within ninety (90) days following the first occurrence of a condition that Optionholder considers to constitute Good Reason (with such notice including a description of the condition); (3) the Company (or any surviving or acquiring corporation or entity) fails to remedy such condition within thirty (30) days following such written notice, and (4) Optionholder resigns from employment effective not later than fourteen (14) days after the end of the cure period. Notwithstanding the foregoing, any actions taken to accommodate a disability of Optionholder or pursuant to the Family and Medical Leave Act or an applicable state leave law will not be a Good Reason for purposes of this Agreement.

This Amendment shall be deemed part of the Option Agreement as of the Effective Date.